UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 15, 2015

(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107

(Address of principal executive offices)

(605) 336-2750

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 15, 2015, Raven Industries, Inc. (the “Company”) entered into a Credit Agreement with JPMorgan Chase Bank, National Association, as Administrative Agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and each of the other lenders party thereto (the “Credit Agreement”), which provides for a syndicated senior revolving credit facility in an aggregate amount of up to $125,000,000. J.P. Morgan Securities LLC and Wells Fargo Securities LLC acted as joint bookrunners and joint lead arrangers. This new syndicated credit facility replaces the Company’s existing credit agreement, which has been terminated. In addition, the Company and certain of its material domestic subsidiaries, as guarantors (the “Guarantors”), entered into a separate guaranty agreement (the “Guaranty”), pursuant to which the Guarantors guarantee to the lenders all of the obligations of the Company and each other Guarantor under the Credit Agreement. From time to time, the Company may be required to cause additional material domestic subsidiaries to become guarantors under the Guaranty.

Loans made under the Amended and Restated Credit Agreement mature on April 15, 2020. The loan proceeds will be utilized by the Company for strategic business purposes and for working capital needs. Interest and fees on each loan are payable at variable rates calculated as specified in the Credit Agreement. The Credit Agreement also permits the issuance of letters of credit and swingline loans.

The Credit Agreement contains customary covenants, including covenants relating to financial reporting and notification, payment of taxes, and compliance with applicable laws. There also are financial covenants that require the Company to maintain a ratio of EBITDA to interest expense for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter of not less than 3.5 to 1.0, and a ratio of funded indebtedness to EBITDA on the last day of any fiscal quarter of not greater than to 3.0 to 1.0. The maximum funded indebtedness to EBITDA ratio may be increased to 3.25 to 1.0 under certain circumstances following a permitted acquisition, as described in the Credit Agreement.

The Credit Agreement also imposes certain customary limitations and requirements on the Company with respect to the incurrence of indebtedness and liens, investments, mergers, acquisitions and dispositions of assets. Amounts due under the Credit Agreement may be accelerated upon an event of default, as described in the Credit Agreement, such as breach of a representation, covenant or agreement of the Company or the occurrence of bankruptcy, if not otherwise waived or cured.

The foregoing description of the Credit Agreement and the Guaranty is qualified in its entirety by reference to the Credit Agreement and the Guaranty, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

In addition, on April 16, 2015, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Credit Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

(d)	Exhibits

10.1	Credit Agreement dated April 15, 2015 by and among Raven Industries, Inc., JPMorgan Chase Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and each of the other lenders party thereto

10.2	Guaranty dated April 15, 2015 by and among Raven Industries, Inc. and each of the subsidiary guarantors party thereto

99.1	Raven Industries, Inc. press release dated April 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.

/s/ Stephanie Herseth Sandlin
Stephanie Herseth Sandlin
General Counsel, Vice President of Corporate Development and Secretary

Date: April 16, 2015

EXHIBIT INDEX

Exhibit No.	Description

(d)	Exhibits

10.1	Credit Agreement dated April 15, 2015 by and among Raven Industries, Inc., JPMorgan Chase Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and each of the other lenders party thereto

10.2	Guaranty dated April 15, 2015 by and among Raven Industries, Inc. and each of the subsidiary guarantors party thereto

99.1	Raven Industries, Inc. press release dated April 16, 2015.